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                                                                      EXHIBIT 23


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            W  I  N  D  H  A  M    B  R  A  N  N O  N,    P.  C.
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C  E  R  T  I  F  I  E  D    P  U  B  L  I  C    A  C  C O  U  N  T  A  N  T  S








                           AUDITOR'S CONSENT


To The Administrative Committee
Tucker Federal Savings and Loan Association
401(k) Savings and Employee Stock Ownership Plan

        We consent to the inclusion of our report on the audit of the financial statements of the Tucker Federal Savings and Loan Association 401 (k) Savings and Employee Stock Ownership Plan financial statements as of March 31, 1996 and 1995 in the issuance of the Plan's 11-K.




                                                 /s/ Windham Brannon, P.C.
                                                 ----------------------------
                                                 WINDHAM BRANNON, P.C.
                                                 Certified Public Accountants

September 27,1996

















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